SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported) November 12, 2003

Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

(714) 545-0100
(Registrant's telephone number, including area code)

ICN Pharmaceuticals, Inc.
(Former name or former address, if changed since last report.)

Item 5. Other Events.

On November 12, 2003, the registrant changed its name from ICN Pharmaceuticals, Inc. to Valeant Pharmaceuticals International. The change was accomplished under Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly owned subsidiary into the registrant. The registrant was the surviving corporation and, pursuant to the merger, its name was changed to Valeant Pharmaceuticals International. Beginning on November 14, 2003, the registrant's common stock will trade on the New York Stock Exchange under the symbol "VPX" and has been assigned the CUSIP number 91911X 10 4.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
3.1	Certificate of Ownership and Merger merging a wholly owned subsidiary into ICN Pharmaceuticals, Inc. pursuant to Section 253 of the General Corporation Law of the State of Delaware.
3.2	Restated Certificate of Incorporation, as amended to date.
99.1	Press release dated November 12, 2003.

Item 9. Regulation FD Disclosure.

On November 12, 2003, the registrant issued a press release announcing its change in name. A copy is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information in Item 9 of this Current Report on Form 8-K, and Exhibit 99.1 thereto, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. That information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in Item 9 or Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2003	VALEANT PHARMACEUTICALS INTERNATIONAL
By: /s/ Robert W. O'Leary Robert W. O'Leary Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Ownership and Merger merging a wholly owned subsidiary into ICN Pharmaceuticals, Inc. pursuant to Section 253 of the General Corporation Law of the State of Delaware.
3.2	Restated Certificate of Incorporation, as amended to date.
99.1	Press release dated November 12, 2003.